Exhibit 10.1
PROMISSORY NOTE

$	July , 2006
     FOR VALUE RECEIVED, MTI Technology Corporation, a Delaware corporation (“Maker”), promises to pay to                      (“Payee”), in lawful money of the United States of America, the principal sum of                                          dollars ($                    ), together with interest in arrears on the unpaid principal balance at an annual rate equal to five percent (5%), in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.
     This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Asset Purchase Agreement, dated June 6, 2006, by and between Maker and Payee (the “Agreement”) and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.
1.   PAYMENTS
     1.1 Principal And Interest. The principal amount of this Note shall be due and payable in twelve (12) equal consecutive quarterly installments. The first such quarterly installment shall be due and payable ninety (90) days after the date hereof, and subsequent installments shall be due and payable, until the principal amount of this Note is paid in full, every ninety (90) days thereafter. Notwithstanding the foregoing, the final four (4) quarterly payments hereunder shall be accelerated and become immediately due and payable if and at such time as the employment of Edward Ateyeh, Jr. pursuant to the terms of that certain Employment Agreement, dated as of the date hereof, between Mr. Ateyeh and Maker shall be terminated pursuant to Section 4(c) or Section 4(f) thereof. Interest on the unpaid principal balance of this Note shall be due and payable quarterly, together with each payment of principal.
     1.2 Manner Of Payment. All payments of principal and interest on this Note shall be made by check at c/o Pencom Systems, Incorporated, 40 Fulton Street — 18th Floor, New York, NY 10038, or at such other place in the United States of America as Payee shall designate to Maker in writing or by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of California.
     1.3 Repayment. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

     1.4 Right Of Setoff. Maker shall have the right to withhold and set off against any amount due hereunder the amount of any claim for indemnification or payment of damages to which Maker may be entitled under the Agreement, as provided in Section 11.7 thereof.
2.   DEFAULTS
     2.1 Events Of Default. The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder (“Event of Default”):
          (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for five (5) business days after Payee notifies Maker thereof in writing, provided, however, that the exercise by Maker in good faith of its right of setoff pursuant to Section 1.4 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default.
          (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.
          (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker’s properties; or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within sixty (60) days.
     2.2 Notice By Maker. Maker shall notify Payee in writing within five (5) Business Days after the occurrence of any Event of Default of which Maker acquires Knowledge.
     2.3 Remedies. Upon the occurrence of an Event of Default described in Section 2.1(a) hereof (unless all such Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Upon the occurrence of an Event of Default described in Section 2.1(b) or Section 2.1(c) hereof (unless all Events of Default have been cured or waived by Payee), (i) the entire unpaid principal balance of this Note, together with all accrued interest thereon, shall become immediately due and payable regardless of any prior forbearance and (ii) Payee may exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee’s exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees.

3.   MISCELLANEOUS
     3.1 Waiver. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.
     3.2 Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 12.4 of the Agreement.
     3.3 Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     3.4 Governing Law. This Note will be governed by and construed under the laws of the State of Delaware without regard to conflicts-of-laws principles that would require the application of any other law.
     3.5 Parties In Interest. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker; provided, however, that this Note may be assigned or transferred by Payee, without any prior consent of Maker required hereby, to any or all of Edward Ateyeh, Jr., Wade Saadi, Edgar Saadi and Pencom Systems, Incorporated. Subject to the preceding sentence, this Note will be binding in all respects upon Maker and inure to the benefit of Payee and its successors and assigns.
     3.6 Section Headings; Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “hereof’ and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof, the words “including” or “includes” do limit the preceding words or terms and the word “or” is used in the inclusive sense.

     IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

MTI TECHNOLOGY CORPORATION a Delaware corporation
By:
Name:
Its:

[Signature Page to Promissory Note]